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                                                               Exhibit 23.1

The Board of Directors
@Entertainment, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                         KPMG


Warsaw, Poland
June 29, 1999